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                                                                    Exhibit 4.3
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                             ASPEN TECHNOLOGY, INC.

                       1995 EMPLOYEES' STOCK PURCHASE PLAN

         1. DEFINITIONS. As used in this 1995 Employees' Stock Purchase Plan of Aspen Technology, Inc., the following terms shall have the meanings respectively assigned to them below:

          (a) BENEFICIARY means the person designated as beneficiary on the Optionee's Membership Agreement or, if no such beneficiary is named, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

          (b)  CODE means the Internal Revenue Code of 1986, as amended.

          (c) COMMITTEE means a committee of the board of directors of the Company composed exclusively of disinterested directors.

          (d) COMPANY means Aspen Technology, Inc., a Massachusetts corporation.

          (e) COMPENSATION means annual compensation, including commissions, overtime and bonuses for the most recently completed calendar year.

          (f) ELIGIBLE EMPLOYEE means a person who is eligible under the provisions of Section 7 to receive an Option as of a particular Grant Date.

          (g) EXERCISE DATE means a date not more than 27 months after a Grant Date, as determined by the Committee, on which Options must, if ever, be executed.

          (h) GRANT DATE means a date specified by the Committee on which Options are to be granted to Eligible Employees.

          (j) MARKET VALUE means, as of a particular date, the value as determined by the Committee in accordance with applicable provisions of the Code and Treasury Department rulings and regulations thereunder or, if applicable, the closing price of the Stock reported by NASDAQ in The Wall Street Journal on such date.

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          (k)  MEMBERSHIP AGREEMENT means an agreement whereby an Optionee authorizes the Company to withhold payroll deductions from his or her Compensation.

          (l) OPTION means an option to purchase shares of Stock granted under the Plan.

          (m)  OPTIONEE means an Eligible Employee to whom an Option is granted.

          (n)  PLAN means this 1995 Employees' Stock Purchase Plan of the
               Company.

          (o) RELATED CORPORATION means any corporation which is a parent corporation of the Company, as defined in Section 424(e) of the Code, and any corporation controlled by that parent corporation or the Company.

          (p)  STOCK means common stock, $0.10 par value, of the Company.

         2. PURPOSE OF THE PLAN. The Plan is intended to encourage ownership of Stock by employees of the Company and to provide additional incentive for the employees to promote the success of the business of the Company. It is intended that the Plan shall be an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

         3. TERM OF THE PLAN. The Plan shall become effective on December 18, 1995. No option shall be granted under the Plan after November 30, 2005.

         4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which shall determine from time to time whether to grant Options under the Plan, shall specify which dates shall be Grant Dates and Exercise Dates, shall determine the fair market value of the Stock, and shall fix the maximum percentage of each Optionee's Compensation which may be withheld for the purpose of purchasing shares of Stock; PROVIDED, that, the maximum percentage shall not exceed five percent. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.


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         5. TERMINATION AND AMENDMENT OF PLAN. The Committee may terminate or amend the Plan at any time; PROVIDED HOWEVER, that the Committee may not, without approval by the holders of a majority of the shares of Stock, increase the maximum number of shares of Stock purchasable under the Plan, change the description of employees or classes of employees eligible to receive Options, change the manner of determining the exercise price of Options, or extend the period during which Options may be granted or exercised. No termination of or amendment to the Plan may adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment.

         6. SHARES OF STOCK SUBJECT TO THE PLAN. No more than an aggregate of 250,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan, subject to adjustments made in accordance with
Section 9.8. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all items during which Options are outstanding, reserve and keep available shares of Stock, sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection there with. In the event of any capital change in the outstanding Stock as contemplated by
Section 9.8, the number of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

         7. PERSONS ELIGIBLE TO RECEIVE OPTIONS. Each employee of the Company or a specified Related Corporation shall be granted an Option on each Grant Date on which such employee meets all of the following requirements:

          (a) The employee has been employed by the Company and the Related Corporation for at least one month and is customarily so employed by the Company for at least twenty hours per week and for more than five months per calendar year.

          (b) The employee will not, after grant of the Option, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the employee, and stock which the employee

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               may purchase under outstanding options shall be treated as stock owned by the employee.

          (c) Upon grant of the Option, the employee's rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined as of the Grant Date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

         8. DATES FOR GRANTING OPTIONS. Options shall be granted on each date designated by the Committee as a Grant Date.

         9.    TERMS AND CONDITIONS OF OPTIONS.

          9.1 GENERAL. All Options granted on a particular Grant Date shall comply with the terms and conditions Set forth in Section 9.3 through 9.12, and each Option shall be identical except as to the number of shares of Stock purchasable under the Option, which shall be determined in accordance with Section 9.2.

          9.2 NUMBER OF SHARES. The maximum number of shares of Stock which an Optionee shall be permitted to purchase shall be an amount equal to five percent of the Optionee's Compensation as of the Grant Date divided by 85 percent of the Market Value of the Stock as of the Grant Date.

          9.3 PURCHASE PRICE. The purchase price of shares of Stock shall be 85 percent of the lesser of (a) the Market Value of the shares as of the Grant Date, or (b) the Market Value of the shares as of the Exercise Date, or such greater percentage as may be set by the Committee from time to time.

          9.4 RESTRICTIONS ON TRANSFER. Options may not be transferred otherwise than by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. Shares of Stock may be sold or otherwise transferred by the Optionee without restriction subject to the provisions of Section 9.11 and the Stock Purchase Agreement that will be signed pursuant to Section 9.10.

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          9.5  EXPIRATION. Each Option shall expire at the close of business on the Exercise Date or on such earlier date as may result from the operation of Section 9.6.

          9.6 TERMINATION OF EMPLOYMENT OF OPTIONEE. If an Optionee ceases for any reason (other than death or retirement) to be continuously employed by the Company or a Related Corporation, whether due to voluntary severance, involuntary severance, transfer, or disaffiliation of the employer corporation with the Company, his or her Option shall immediately expire, and the Optionee's accumulated payroll deduction shall be returned by the Company without interest. For purposes of this Section 9.6, an Optionee shall be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days of the period during which the Optionee's reemployment rights are guaranteed by statute or by contract. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first day of such leave of absence.

          9.7 RETIREMENT OR DEATH OF OPTIONEE. If an Optionee retires or dies, the employee or in the case of death, his or her Beneficiary, shall be entitled to withdraw the Optionee's accumulated payroll deductions without interest or to purchase shares on the Exercise Date to the extent that the Optionee would be so entitled had he or she continued to be employed by the Company. The number of shares purchasable shall be limited by the amount of the Optionee's accumulated payroll deductions as of the date of his or her retirement or death. Accumulated payroll deductions shall be applied by the Company toward the purchase of shares only if the Optionee or Beneficiary submits to the Company a Stock Purchase Agreement pursuant to Section 9.10. Accumulated payroll deductions not withdrawn or applied to the purchase of shares shall be delivered by the Company to the Optionee or Beneficiary without interest within a reasonable time after the Exercise Date.

          9.8 CAPITAL CHANGES AFFECTING THE STOCK. In the event that, between the Grant Date and the Exercise Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter


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               be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the Grant Date, there occurs a reclassification or change of outstanding shares of the Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Optionee shall be entitled on the Exercise Date to receive shares of Stock or other securities equivalent in kind and value to the shares of stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Exercise Date. In the event that there is to occur a recapitalization involving an increase in the par value exceeding the exercise price under an outstanding Option, the Company shall notify the Optionee of such proposed recapitalization immediately upon its being recommended to the Company's shareholders, after which the Optionee shall have the right to exercise his or her Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the Grant Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option to purchase Stock of the Company to be dissolved or liquidated shall terminate, but the Optionee holding such Option shall have the right toe exercise his or her Option prior to such dissolution or liquidation.

          9.9 PAYROLL DEDUCTIONS. An Optionee may purchase shares under his or her Option by completing and returning to the Company a Membership Agreement indicating the amount of his or her Compensation, not to exceed five percent, which is to be withheld each pay period. A Membership Agreement may continue from the period following one Grant Date to the periods following subsequent Grant Dates until revoked by the Optionee. The Optionee may withdraw any or all of his or her accumulated payroll deductions on the Exercise Date or such earlier date as is permitted by the Membership Agreement by submitting a written request therefor to the Company no later than two weeks prior to the date on which the withdrawal will be effective.

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          9.10 EXERCISE OF OPTIONS. On the Exercise Date the Optionee may
               purchase the number of shares purchasable by his or her accumulated payroll deduction, provided that:

               (a) The number of shares of Stock purchasable shall not exceed the number of shares the Optionee is entitled to purchase pursuant to Section 9.2.

               (b) If the number of shares purchasable includes a fraction, that number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

               The Optionee may elect to purchase shares of Stock from his or her Base Amount by completing and returning to the Company a Stock Purchase Agreement no later than two weeks prior to the Exercise Date. If the Company does not receive a Stock Purchase Agreement from the Optionee by such date, accumulated payroll deductions will be returned on the Exercise Date without interest.

          9.11 DELIVERY OF STOCK. Within a reasonable time after the Exercise Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee. At the time of any exercise of any option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or applicable regulation of the Securities and Exchange Commission or state securities laws, require the Optionee or a transfer of the Optionee's rights to represent in writing to the Company that it is such person's then intention to acquire the Stock for investment and not with a view to the distribution thereof. Such representation shall lapse when in the view of the Company it is no longer necessary under the law or regulations in existence at the time. The Company shall have the right to place a legend on all certificates that the shares represented by such certificates may not be transferred unless a Registration Statement with respect to these shares is effective under the Securities Act of 1933, as amended, or unless the Company shall receive an opinion of counsel satisfactory to it that transfer will not violate said act or regulations thereunder. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Optionee take any action in connection with the

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               shares being purchased under the Option, delivery of the
               certificate or certificates for such shares shall be postponed until the necessary action shall have been completed. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate.

          9.12 RETURN OF ACCUMULATED PAYROLL DEDUCTIONS. In the event that the Optionee or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of share purchased, such amount shall be returned without interest within a reasonable time after the Exercise Date or such earlier date as is permitted by the Membership Agreement. Payroll deductions shall be returned by the Company to the Optionee or the Beneficiary, as the case may be. An Optionee's Membership Agreement may specify that amounts exceeding the purchase price will be carried forward to the next option period under the Plan.